October 31, 2026

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933
Nexchip Inc.
(Exact name of issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651
(302) 288-0670
(Address, including zip code, and telephone number, including area code of issuer's principal executive office)

Jiang Jing
1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651
(302) 288-0670
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Di Ban, Bandi & Associates PLLC
1330 Avenue of the Americas, Ste 2300, New York, New York 10019
Tel: +1 347 759 4143; Email: di.ban@bandilaw.com

7372	98-1942010
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.
PART II - OFFERING CIRCULAR - FORM 1-A: TIER 2
(Pre-Qualification Amendment No. 2)

Dated: October 31, 2026

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Nexchip Inc.
1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651
(302) 288-0670

2,600,000 Shares of Common Stock at a price of $0.10 per Share

Minimum Investment: $1,000.00 (10,000 Shares); Maximum Offering Amount: $260,000
No Selling Shareholders
No Escrow

See "Offering Summary" and "Risk Factors" beginning on page 7 and "Securities Being Offered" beginning on page 30 for further details.

This Offering will Commence Upon Qualification of this Offering by the Securities and Exchange Commission ("SEC") and will Terminate 365 days from the date of qualification by the SEC, Unless Extended or Terminated Earlier By the Issuer.

This Offering is made on a "Best Efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$0.10	$0	$0.10	None
Minimum Investment	$1,000.00	$0	$1,000.00	None
Maximum Offering Amount	$260,000.00	$0	$260,000.00	None

  The Company shall pay no commissions to underwriters for the sale of securities under this Offering.
  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000 and which include, among other things, legal fees, accounting costs, audit fees, reproduction expenses, due diligence, marketing, consulting, administrative services, other costs of blue-sky compliance (if any), and actual out-of-pocket expenses incurred by the Company in selling the Shares, but which do not include fees, if any, to be paid to technology providers. This amount represents the proceeds of the Offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER".
  There are no finder's fees or other fees being paid to third parties from the proceeds. See "PLAN OF DISTRIBUTION".

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGE 7 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, IF YOU ARE A NON-ACCREDITED INVESTOR, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Common Stock (the "Shares" or "Offered Shares", or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Nexchip Inc., a California corporation (the "Company"). There are 2,600,000 Shares being offered on behalf of the Company at a price of $0.10 per Share with a minimum purchase of $1,000.00 per investor. No Shares are being offered for resale by the Company's existing shareholder. The Shares are being offered on a best-efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The aggregate amount of the Shares offered is 2,600,000 shares of Common Stock ($260,000). There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to close. The Company will retain all proceeds received from the Shares sold for its own account in this Offering.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The Offering is expected to expire on the earlier of: (i) the date on which all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS, OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY.

STATE LAW EXEMPTION AND OFFERINGS TO "QUALIFIED PURCHASERS": THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS), AND HAVE BEEN EXEMPT FROM STATE "BLUE SKY" LAW REVIEW. THE OFFERED SHARES ARE BEING OFFERED AND SOLD ONLY TO "QUALIFIED PURCHASERS" (AS DEFINED IN REGULATION A UNDER THE SECURITIES ACT). AS A TIER 2 OFFERING PURSUANT TO REGULATION A UNDER THE SECURITIES ACT, THIS OFFERING WILL BE EXEMPT FROM STATE "BLUE SKY" LAW REVIEW, SUBJECT TO CERTAIN STATE FILING REQUIREMENTS AND ANTI-FRAUD PROVISIONS, TO THE EXTENT THAT THE OFFERED SHARES OFFERED HEREBY ARE OFFERED AND SOLD ONLY TO "QUALIFIED PURCHASERS". "QUALIFIED PURCHASERS" INCLUDE: (A) "ACCREDITED INVESTORS" UNDER RULE 501(A) OF REGULATION D AND (B) ALL OTHER INVESTORS, SO LONG AS THEIR INVESTMENT IN OFFERED SHARES DOES NOT REPRESENT MORE THAN 10% OF THE GREATER OF THEIR ANNUAL INCOME OR NET WORTH (FOR NATURAL PERSONS), OR 10% OF THE GREATER OF ANNUAL REVENUE OR NET ASSETS AT FISCAL YEAR-END (FOR NON-NATURAL PERSONS). ACCORDINGLY, WE RESERVE THE RIGHT TO REJECT ANY INVESTOR'S SUBSCRIPTION IN WHOLE OR IN PART FOR ANY REASON, INCLUDING IF WE DETERMINE, IN OUR SOLE AND ABSOLUTE DISCRETION, THAT SUCH INVESTOR IS NOT A "QUALIFIED PURCHASER" FOR PURPOSES OF REGULATION A. THE COMPANY MAY OFFER AND SELL THE SHARES IN JURISDICTIONS IN WHICH THE OFFERING MAY LAWFULLY BE MADE AND IN WHICH THE COMPANY HAS SATISFIED APPLICABLE NOTICE FILING, FEE AND OTHER REQUIREMENTS.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

ANTI-MONEY LAUNDERING AND SANCTIONS COMPLIANCE

Each investor will be required to represent and warrant in the Subscription Agreement that the investor is not, and is not acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and that the investor has complied with all applicable U.S. laws, regulations, directives and executive orders relating to anti-money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating, and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

Part II, Item 3. Summary and Risk Factors

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Offering Price Per Share:	$0.10
Minimum Investment:	$1,000.00 per investor, representing 10,000 Shares at the Offering Price of $0.10 per Share
Maximum Offering Amount:	$260,000.00. The Company will not accept subscriptions in excess of the Maximum Offering Amount. There is no minimum offering amount.
Maximum Number of Shares Offered:	2,600,000 Shares of Common Stock.
Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER".
Voting Rights:	The Shares have full voting rights.
Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission, or (3) the Company in its sole discretion withdraws this Offering.

Offering Target

The Company has established a non-binding fundraising target of $120,000. This target is not a minimum offering condition, and the Company may conduct closings and use subscription proceeds regardless of whether this target is achieved.

Target Subscribers	The Company intends to seek at least 50 subscribers; however, the number of subscribers is not a condition to any closing under this Offering.

THE OFFERING

Common Stock Outstanding as of the date of this Offering Circular (1)	10,000,000 Shares
Common Stock in this Offering (2)	2,600,000 Shares
Common Stock to be outstanding after the Offering	12,600,000 Shares

(1) No shares will be sold by the Company's existing shareholder.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the Offering. Currently, there is no public market for our Common Stock and we are not listed on any exchange. We plan to seek quotation of our Common Stock on the OTCQB market. There can be no assurance that the Company's Common Stock will be approved for quotation on the OTCQB market or that an active trading market will develop. Therefore, investors should not assume that the Offered Shares will be quoted.

A consistent public trading market for the Shares may not develop.

INVESTMENT ANALYSIS

There is no assurance Nexchip Inc. will be profitable, or that management's opinion of the Company's future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments, and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this Offering Circular before purchasing our Common Stock. If any of the following risks occur, our business, financial condition, or results of operations could be seriously harmed. In that case, the trading price of our Common Stock, if any, could decline, and you may lose some or all of your investment.

The risks listed do not necessarily comprise all those associated with an investment in our Company and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment. You are advised to consult an independent professional advisor or attorney who specializes in investments of this kind before making any decision to invest.

Risks Related to the Company and Its Business

We have not generated any revenue since inception and may never achieve profitability.

We are a development-stage company with a limited operating history, no established customer base and no history of generating revenue. We were incorporated on May 21, 2026 and have generated no revenue since inception. Our ability to continue operations depends on our ability to obtain financing, attract customers and successfully develop our proposed consulting and implementation business. There can be no assurance that we will generate sufficient revenue or achieve profitability, and investors may lose their entire investment.

We have no signed customer contracts.

We currently have no executed customer agreements. Our marketing efforts, which we expect to conduct primarily through a website and referrals, may not generate paying work. In addition, professional-service firms and logistics customers may require vendor certifications, insurance coverage, or data protection terms that we may be unable to provide.

We depend substantially on our sole director and executive officer, Albert Bielstein.

We currently depend substantially on our sole director and executive officer, Albert Bielstein. The loss or unavailability of Mr. Bielstein could materially disrupt our operations because we currently have no other executive officers and limited personnel. The Company does not currently maintain key-person life insurance on Mr. Bielstein. Our success will also depend on our ability to recruit and retain qualified technical and managerial personnel and independent contractors, and competition for such persons in the digital-transformation consulting and software implementation market may prevent us from doing so on acceptable terms, if at all.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Our future use of employees and independent contractors may expose us to employment-related and worker-classification risks.

The Company currently has no employees and expects to rely initially on independent contractors to support its proposed operations. As the Company expands, it may become subject to additional employment, wage-and-hour, worker-classification, payroll tax and workplace compliance obligations. Failure to comply with applicable requirements could result in penalties, additional expenses or legal proceedings, which could adversely affect our business and financial condition.

Our bank accounts will not be fully insured.

The Company's bank accounts have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances may exceed those limits at times. In the event that any of the Company's banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

The Company will likely incur debt.

The Company may incur debt in the future in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to: (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key third-party vendors and service providers.

We intend to enter into agreements with third-party technology providers, cloud infrastructure providers, software vendors, specialist developers, cybersecurity providers, professional service providers and other vendors, and will be reliant on positive and continuing relationships with such vendors. Termination of those agreements, variations in their terms or the failure of a key vendor to comply with its obligations under these agreements (including if a key vendor were to become insolvent) could have a material adverse effect on our financial results and on your investment.

Increased costs could negatively affect our business.

An increase in the cost of third-party technology, cloud infrastructure, software licenses, specialist developers, cybersecurity services, professional services and other vendor services could affect the Company's profitability. Price increases and other price changes may result in unexpected increases in the cost of the services to be procured by the Company from third-party vendors. The Company may also be adversely affected by shortages of qualified service providers and specialist personnel. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales, and operating profit, and this could have an adverse effect on your investment.

We may be unable to maintain or enhance the image of our services and technology solutions.

It is important that we maintain and enhance the image of our existing and new services and technology solutions. The image and reputation of the Company's services and technology solutions may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its services and technology solutions. From time to time, the Company may receive complaints from clients regarding services and technology solutions purchased from the Company. The Company may in the future receive correspondence from clients requesting refund or reimbursement. Certain dissatisfied clients may threaten legal action against the Company if no refund or reimbursement is made. The Company may become subject to liability claims from clients alleging loss or damage because of a purported defect in, or failure of, the services or technology solutions provided by the Company, claiming substantial damages and demanding payments from the Company. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of client complaints about the Company's services or technology solutions could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation, and service quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its clients leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on client expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect clients' confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Our principal shareholder owns all of our outstanding Common Stock and will continue to hold a majority of our outstanding Common Stock following this Offering.

Our principal shareholder, Ru Pan Investment Holding Co., Ltd., currently owns all of our outstanding Common Stock (10,000,000 shares, or 100%). Even if all Shares offered hereby are sold, our existing controlling shareholder will continue to own approximately 79.37% of our outstanding Common Stock. As a result, our controlling shareholder will continue to have substantial influence over the election of directors and other matters submitted to stockholders for approval, including mergers or other business combinations. Purchasers in this Offering will therefore have limited ability to influence the management or direction of the Company. This concentration of ownership could also discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium for his or her Shares, and could limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company's actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

- whether the Company can obtain sufficient capital to sustain and grow its business;

- our ability to manage the Company's growth;

- whether the Company can manage relationships with key vendors and service providers;

- demand for the Company's services and technology solutions;

- the timing and costs of new and existing marketing and promotional efforts, and competition;

- the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

- the overall strength and stability of domestic and international economies;

- client spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company's service and technology solution offerings, the Company's markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our services and technology solutions to potential clients who may not be convinced of the need for them or who may be reluctant to rely upon third parties to develop and provide them. We intend to continue to develop our business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning our brand, services and technology solutions will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company's financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company's results of operations.

We face competition from a number of large and small companies, some of which have greater financial, research and development, production, and other resources than we do.

In many cases, our competitors have longer operating histories, established ties to the market and clients, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside of our control, including the ability of our competitors to develop similar services or alternatives that are better than ours. If we fail to successfully compete in the relevant markets, or if we incur significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Misconduct or errors by our officers, employees, independent contractors or service providers could harm our business and reputation.

Misconduct or errors by our officers, employees, independent contractors or service providers could harm our business and reputation. Such misconduct could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company, and could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Our proposed services will depend substantially on third-party software, technology providers and independent contractors.

Our proposed services will depend substantially on third-party software, technology providers and independent contractors. We do not currently own proprietary enterprise software platforms, including warehouse management, transportation management or order management software. Changes in the availability, pricing, functionality or licensing terms of third-party products or services could adversely affect our ability to provide services to customers. Independent contractors on whom we rely may be located in the United States or other countries, and we may not be able to obtain necessary licenses, vendor authorizations or contractor capacity on acceptable terms, if at all. Any disputes regarding work product, or any failure to hold source code and account credentials in the Company's name, could materially harm our business.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the Shares in this Offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

A substantial number of authorized but unissued shares will remain available for future issuance, which could dilute investors in this Offering.

Our Articles of Incorporation authorize the issuance of up to 1,000,000,000 shares of Common Stock. Following completion of this Offering, a substantial number of authorized but unissued shares will remain available for future issuance. Future issuances of Common Stock could substantially dilute the ownership and voting interests of existing stockholders, including investors in this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a "Best Efforts" basis, and we may not raise the Maximum Offering Amount.

Since we are offering the Shares on a "best efforts" basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use of Proceeds to Issuer which we have outlined in this document or to meet our working capital needs.

If the Maximum Offering Amount is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the Maximum Offering Amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We will likely require additional capital.

Even if this Offering is fully subscribed, the net proceeds may not be sufficient to fund our operations until we reach positive cash flow. We may need to rely on the Related Party Loan of up to $80,000 from Ru Pan Investment Holding Co., Ltd. or seek other financing, which may not be available on favorable terms, if at all, and could result in significant dilution to existing shareholders.

We have broad discretion over the use of proceeds and may form a foreign subsidiary.

Management will retain broad discretion over the application of the net proceeds of this Offering. The Company may use a portion of the net proceeds to establish a wholly owned subsidiary outside the United States if management determines that such a subsidiary is necessary to support customer operations or business development. As of the date of this Offering Circular, the Company has not selected a jurisdiction or formed any foreign subsidiary. Any cash held outside the United States may be more difficult to control or repatriate. Amounts not used for a foreign subsidiary will be deployed in the United States as described in Item 6.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and "forward-looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of client demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of vendors or service providers, loss of service contracts, price increases for capital and services, inadequate capital, inability to raise capital or financing, failure to obtain clients, loss of clients and failure to obtain new clients, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Economic downturns or periods of economic uncertainty may reduce customer spending on the projects on which our proposed business depends.

Economic downturns or periods of economic uncertainty may cause businesses to reduce or delay discretionary spending on consulting, software implementation and digital-transformation projects. Because our proposed business depends on customers allocating budgets to these projects, reductions in such spending could adversely affect our ability to generate revenue.

There is no public market for the Shares, and you may be unable to resell your Shares when desired or at an acceptable price.

There is currently no public market for our Common Stock. We plan to seek quotation of our Common Stock on the OTCQB market following qualification of this Offering; however, quotation has not occurred and there can be no assurance that quotation will be obtained or, if obtained, that an active trading market will develop or be sustained. Any such quotation will depend on the participation of a market maker, the filing of a Form 211 with FINRA, minimum shareholder count, bid price requirements and other criteria that we may not meet, and we do not undertake any obligation to complete a Form 211 application or to seek quotation of our Shares on any market. OTCQB is not a national securities exchange, and investors should not assume that a public trading market for the Shares will develop. Even if a trading market develops, it may be limited, sporadic and illiquid. As a result, you may be unable to resell your Shares when you wish to do so, or at a price acceptable to you, and you should be prepared to hold your investment for an indefinite period. Shares held by our affiliates remain subject to the resale limitations of applicable securities laws, including Rule 144. See "Shares Eligible for Future Sale" in Item 15 below.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger, or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

The offering price is arbitrary and may not reflect our value.

The $0.10 per share offering price was determined by the Company and does not reflect an active trading market, an independent valuation, or our book value. The 10,000,000 shares of Common Stock issued to our existing shareholder at formation were issued at a price of $0.0001 per share, substantially lower than the Offering Price, and as a result, purchasers in this Offering will experience immediate and substantial dilution.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

Our office address and infrastructure are limited.

Our principal office is a suite address in Laguna Beach, California. We do not own any facilities or maintain a large staff. Customers and counterparties may view us as lacking substance until we have contracts and delivery capacity.

We will be subject to ongoing reporting obligations under Regulation A.

If this Offering is qualified, we will become subject to ongoing reporting obligations under Regulation A. Any failure to file our reports on a timely basis could adversely affect any quotation of our Shares on the OTCQB market and undermine investor confidence.

Our Subscription Agreement contains governing law and forum selection provisions that may affect investors' rights.

The Subscription Agreement provides that it will be governed by the laws of the State of California, subject to applicable federal securities laws. It also contains a forum selection provision designating state and federal courts located in California for certain disputes arising under the Subscription Agreement. These provisions are subject to applicable law and are not intended to waive compliance with, or limit any non-waivable rights or remedies under, the federal securities laws.

These provisions may discourage investors from bringing certain claims or may limit their choice of judicial forum, to the extent enforceable under applicable law.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

Part II, Item 4. Dilution

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 20.63% of the total Shares of stock of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, another stock or securities or debt convertible into stock. Such future fundraising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase Shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each Share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of August 31, 2026, was approximately -$3,670, or -$0.0003670 per share. Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming (i) the sale of 100%, 75%, 50%, or 25%, respectively, of the Shares offered by the Company for sale in this Offering (before deducting estimated offering expenses of $25,000), and (ii) an offering price of $0.10 per Share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$260,000	$195,000	$130,000	$65,000
Offering Price	$0.10	$0.10	$0.10	$0.10
Net Tangible Book Value per Share of Common Stock before this Offering	-$0.0003670	-$0.0003670	-$0.0003670	-$0.0003670
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.0207107	$0.0163779	$0.0115466	$0.0061257
Net Tangible Book Value per Share of Common Stock after this Offering	$0.0203437	$0.0160109	$0.0111796	$0.0057587
Dilution per share to Investors in the Offering	$0.0796563	$0.0839891	$0.0888204	$0.0942413

The 10,000,000 shares of Common Stock issued to our existing shareholder at formation were issued at a price of $0.0001 per share, representing a difference of $0.0999 per share compared with the $0.10 per-share Offering Price.

Part II, Item 5. Plan of Distribution and Selling Securityholders

We are offering up to 2,600,000 Shares of our Common Stock, for a Maximum Offering Amount of $260,000. There is no selling shareholder in this Offering. The Offering is being conducted on a best-efforts basis. The Company has established a non-binding fundraising target of $120,000. This target is not a minimum offering condition, and the Company may conduct closings and use subscription proceeds regardless of whether this target is achieved. There is no minimum offering amount (other than the per-investor Minimum Investment of $1,000). The Company intends to seek at least 50 subscribers; however, the number of subscribers is not a condition to any closing under this Offering.

The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the Offering. Any such arrangement will add to our expenses in connection with the Offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Once a subscription has been accepted by the Company, the subscriber will have no right to a return of the subscription funds, except as required by applicable law. The Company may terminate the Offering at any time and may extend the Offering Period to the extent permitted under Regulation A and applicable law. After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow account has been established for this Offering. Subscription proceeds accepted by the Company will be deposited directly into the Company's account and will be available for immediate use by the Company. Accordingly, investors will not be entitled to a return of their investment merely because the Company fails to raise a particular amount of proceeds.

The Shares offered hereby will be sold for cash at a price of $0.10 per Share.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an "accredited investor" as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This Offering will commence upon the qualification of the Offering Statement of which this Offering Circular forms a part, as determined by the Securities and Exchange Commission, and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Common Stock in this Offering, you must deliver funds for acceptance or rejection. The Minimum Investment for a single investor is $1,000.00, representing 10,000 Shares. Investors may submit subscription payments by check, wire transfer or ACH, in accordance with the payment instructions provided by the Company. Checks, if accepted, must be made payable to Nexchip Inc. Wire transfer and ACH instructions will be provided directly by the Company to investors whose subscriptions are being processed.

If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor. The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. The Minimum Investment is $1,000.00, and the Company will not accept subscriptions below the Minimum Investment. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 2" of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. Therefore, the Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D under the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor will be required to complete and execute a Subscription Agreement containing representations regarding the investor's identity, investment eligibility, compliance with applicable investment limitations, and acknowledgment of the risks associated with an investment in the Shares. The Company reserves the right to request additional information reasonably necessary to determine compliance with Regulation A and applicable law. The Company will take reasonable steps to determine whether prospective investors satisfy the applicable investment limitations and eligibility requirements under Regulation A. Any broker-dealer participating in the Offering will be responsible for complying with its applicable regulatory obligations.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") on its website (ofac.treasury.gov) or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available on its website (ofac.treasury.gov) or as otherwise published from time to time. The Company will comply with applicable sanctions laws and regulations administered by OFAC in connection with the Offering and may reject any subscription that it determines, in its discretion, would violate or risk violating such laws and regulations.

Part II, Item 6. Use of Proceeds to Issuer

The following use of proceeds is an estimate based on our current business plan. We may reallocate amounts among the categories below, or add categories, depending on the amount actually raised, the timing of receipts, customer demand, market conditions, regulatory developments, and other factors. Management will have broad discretion in applying the net proceeds. Investors will be relying on that judgment.

The maximum gross proceeds from this Offering are $260,000. After estimated Offering expenses of approximately $25,000 (legal, accounting, audit, reproduction, due diligence, limited marketing and administrative costs, blue-sky filings if any, and other out-of-pocket costs, excluding any fees to technology platforms), net proceeds if the Offering is fully subscribed are expected to be approximately $235,000.

No proceeds will be used to compensate officers or directors except for ordinary-course reimbursement of business expenses.

The Company may use a portion of the net proceeds to establish a wholly owned subsidiary outside the United States if management determines that such a subsidiary is necessary to support customer operations or business development. As of the date of this Offering Circular, the Company has not selected a jurisdiction or formed any foreign subsidiary. If we do not form a subsidiary, form one later than expected, or spend less than the amount allocated below, the unused amount will be applied to U.S. implementation, vendor and contractor payments, and working capital.

Use of Proceeds Table

Percentage of Maximum Offering Sold	10%	25%	50%	75%	100%
Gross Proceeds	$26,000	$65,000	$130,000	$195,000	$260,000
Estimated Offering Expenses	$25,000	$25,000	$25,000	$25,000	$25,000
Estimated Net Proceeds	$1,000	$40,000	$105,000	$170,000	$235,000
Proposed Allocation of Estimated Net Proceeds:
Possible foreign subsidiary formation and initial operations, if any (unused amounts reallocated as described in this Item 6)	$0	$10,000	$25,000	$40,000	$55,000
U.S. implementation, third-party software and contractor costs, project delivery, and possible later hiring of project or technical staff	$0	$22,000	$60,000	$100,000	$130,000
Website and sales materials, administrative costs, professional fees after the Offering, compliance, and working-capital reserve	$1,000	$8,000	$20,000	$30,000	$50,000
Total Estimated Net Proceeds	$1,000	$40,000	$105,000	$170,000	$235,000

If we raise less than the maximum, we will reduce the lines approximately pro rata and will prioritize: completing this Offering and remaining able to operate and report; contractor-supported delivery of any U.S. customer work; and only thereafter any foreign subsidiary formation and capitalization.

The first line may be zero. No jurisdiction has been selected. We have no agreement to form a subsidiary and no plan that requires operations in several regions at once.

The second line includes payments to independent software vendors and implementation firms, limited cloud and tooling costs, supervision of contractors, and -- only if workload and capital justify it -- pay for one or more project or technical personnel. It is not a near-term budget to build a proprietary software platform.

The third line includes a basic website and offering-related materials (which may be prepared with low-cost or AI-assisted tools), bookkeeping, remaining professional fees, insurance if obtained, and a cash reserve. Website development alone is not expected to use a material part of that line.

None of the net proceeds are reserved for the purchase of any identified company. If we later propose a material acquisition, we would disclose it as required.

Our shareholder, Ru Pan Investment Holding Co., Ltd., has agreed in writing to provide the office at 1968 South Coast Highway, #2854, Laguna Beach, California 92651 free of charge for 18 months. The Company's shareholder, Ru Pan Investment Holding Co., Ltd., has also agreed in writing to provide loans of up to $80,000 to support the Company's offering expenses and planned operations, subject to the terms of the applicable agreement (the "Related Party Loan"). As of August 31, 2026, $4,670 was outstanding under the Related Party Loan.

We may reallocate among the categories in this Item 6 if circumstances change.

Part II, Item 7. Description of Business

Business Overview

Nexchip Inc. (the "Company") was incorporated in California on May 21, 2026. The Company is a development-stage company that intends to provide digital-transformation consulting and implementation services, including assisting customers with the implementation and integration of third-party software solutions for supply-chain operations and for professional-service firms' internal collaboration and client delivery. The Company has not generated revenue and has not entered into any customer contracts as of the date of this Offering Circular.

Ownership Structure

Shareholder / Entity Name	Shareholding Structure
RU PAN INVESTMENT HOLDING CO., LTD.	Nexchip Inc. is 100% owned by Ru Pan Investment Holding Co., Ltd.

Development Activities Since Inception

Since inception we have focused on formation, this Offering, our office address, and preliminary vendor and contractor planning. We have not generated revenue. Our twelve-month operating plan is discussed in Item 9.

Marketing:

Our principal office is located at 1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651. We plan to develop our digital transformation consulting business mainly through online and offline marketing and through the Company's social media accounts on various social media platforms, such as Facebook, X.com, YouTube and LinkedIn.

Competitive Strengths:

We believe that the following strengths will enable us to stand out in the digital transformation consulting business and differentiate us from our competitors:

Planned Professional Team

We intend to recruit a professional service team with experience in the software service market for digital-transformation consulting software business. We value the members of our professional team and intend to continue to seek qualified personnel to join our team.

Digital-First Marketing

We shall utilize our official website and social media platforms (Facebook, X.com, YouTube, LinkedIn, Instagram, etc.) for client acquisition, consulting, and brand building through online content, offline seminars, and targeted campaigns.

Cost-Efficient Structure

Our shareholder, Ru Pan Investment Holding Co., Ltd., has agreed to provide our principal office at 1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651 free of charge for 18 months, reducing initial overhead.

Employees

As of the date of this Offering Circular, the Company has no employees. Mr. Albert Bielstein serves as the Company's sole director and executive officer. There is no collective bargaining agreement. We expect to engage independent contractors for technical delivery and may hire employees if resources and workload permit.

Part II, Item 8. Description of Property

We do not own real property or vehicles. We use 1968 South Coast Highway, #2854, Laguna Beach, California 92651 as our principal office address under a written rent-free arrangement with our shareholder for 18 months.

Part II, Item 9. Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Company Overview and Plan of Operation

Nexchip Inc. (the "Company") is a California corporation incorporated on May 21, 2026. We are a development-stage company that intends to provide digital-transformation consulting and implementation of third-party software for supply-chain operations and for professional-service firms' internal collaboration and client delivery. Since incorporation we have been engaged in organizational activities and the preparation of this Offering. We have conducted only limited operations and have not generated revenue. We expect to commence material operations after qualification of this Offering, in whole or in part, if we obtain sufficient capital.

Business Development Plan and Plan of Operations

The Company intends to provide two related lines of service: (1) digital-transformation consulting focused on operations, collaboration, and delivery workflows; and (2) selection, configuration, implementation, and integration of third-party software used to manage inventory, orders, logistics, internal collaboration, or client-delivery work.

Planned customers include small and mid-sized businesses in retail, manufacturing, and logistics, and professional-service firms such as law firms, accounting firms, and consulting firms that need software deployed to improve internal coordination and the delivery of work to their own clients.

Artificial-intelligence features, if used on a project, will be third-party models or applications that we may help configure or connect. We do not own a proprietary large language model. Hardware trading is not a planned principal business.

Software development, configuration, testing, and a substantial portion of on-site implementation are expected to be performed by independent contractors under the Company's direction. Contractors may be located in the United States or in other countries. If capital and customer work justify it, we may later hire internal project or technical staff. We cannot assure you that we will do so or that we will reduce our use of contractors.

Our principal office is at 1968 South Coast Highway, #2854, Laguna Beach, California 92651. As of the date of this Offering Circular, we have no employees. Mr. Albert Bielstein serves as our sole director, Chief Executive Officer and Chief Financial Officer.

Digital-Transformation Consulting

We intend to offer project-based consulting limited to process and system work connected with the implementations described below. Work may include a high-level assessment of current tools and workflows, a recommended sequence of system work, process mapping, and assistance in scoping an implementation. An engagement may stand alone or may precede implementation.

We do not offer audit or assurance, legal advice, financial advisory, underwriting, or government-grant services. We do not guarantee that a customer will obtain third-party funding or any quantified gain in efficiency, utilization, or cost.

Software Implementation (Principal Planned Line)

Our principal planned business is helping customers select, configure, integrate, and go live on established third-party applications, and providing limited support after go-live.

For retail, manufacturing, and logistics customers, that work will typically involve third-party software such as warehouse-management (WMS), transportation-management (TMS), and/or order-management (OMS) software, including data interfaces among those systems and the customer's other tools.

For professional-service firms -- including law firms, accounting firms, and consulting firms -- that work will typically involve third-party applications used for matter or engagement management, document and knowledge workflow, internal collaboration, time and resource planning, or client-delivery portals. The objective is to improve how those firms coordinate internally and deliver work to their clients. We do not practice law or public accountancy and we do not replace the firm's professional obligations to its clients.

The Company does not currently own or operate proprietary warehouse management, transportation management, order management or similar enterprise software platforms. The Company expects to rely primarily on third-party software products in providing its proposed implementation and consulting services. We will not necessarily deploy every module for every customer, and we will not describe third-party software as a Nexchip-branded product.

We expect to charge professional implementation fees and, where a vendor agreement permits, resale of licenses or annual support. Pricing will depend on scope. Customer contracts will be in the Company's name. We intend those contracts to provide that the customer relationship remains with the Company and that ownership of project work product is allocated by written agreement.

Use of Third-Party Artificial Intelligence

If a customer requests it, we may integrate third-party AI tools (for example, drafting assistance, classification, or reporting) under the customer's or the vendor's account. We will not describe those tools as our technology and we will not present unverified performance figures as Company results. Professional-service customers remain responsible for their own professional, confidentiality, and data duties.

Delivery Model; Outsourcing and Possible Internal Team

During our initial period we expect to outsource software-related development, configuration, testing, and a substantial portion of on-site implementation to independent contractors. The Company intends to retain customer contracting, scoping, supervision of contractors, and acceptance of deliverables.

If this Offering is funded sufficiently and customer work justifies the cost, we may hire one or more project or technical employees or exclusive contractors. That hiring is optional, is not a condition to this Offering, and may be delayed or abandoned if proceeds are limited or contractors remain more economical. Until an internal team exists, we will depend on third-party developers and implementers. Loss of a key vendor, a dispute over work product, or a shortage of contractor capacity could harm our ability to perform.

We intend contractor agreements to assign work product to the Company or the customer, as the customer contract requires, and to provide that contractors do not own the customer relationship. Source code and administrative credentials for Company-controlled environments are intended to be held in accounts in the Company's name.

Foreign Subsidiaries

The Company has no subsidiaries. The Company may establish a wholly owned subsidiary outside the United States if management determines that such a subsidiary is necessary to support customer operations or business development. As of the date of this Offering Circular, the Company has not selected a jurisdiction or formed any foreign subsidiary, and has no agreement to form a subsidiary. Purchasers in this Offering will acquire shares of Nexchip Inc. only.

Customers, Marketing, and Competition

We have no customer contracts as of the date of this Offering Circular. We expect to seek customers through our website, professional referrals, and direct outreach. We will compete with systems integrators, software vendors' service groups, and independent implementation firms, many of which have longer histories, vendor certifications, existing customers, and greater resources. We cannot assure you that we will win projects.

Intellectual Property

We do not currently hold patents or registered trademarks material to the planned business. We expect to rely on contract and common-law rights. Third-party software remains the property of its licensors.

Government Regulation

Our planned services are not, standing alone, a licensed profession under California law. Customers remain subject to the rules of their own industries and professions. If we form a foreign subsidiary, we will be subject to the company, tax, employment, and data rules of that jurisdiction. If a project requires us to purchase equipment for a customer, that purchase would be subject to the rules applicable to it.

1. Complete Our Public Offering

We expect to complete this Offering within 1 year after the qualification of our Offering Statement by the SEC.

2. Office

We have established our principal office at 1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651. At this stage, we do not plan to purchase a large amount of new office equipment, because we believe it is more important to prioritize essential needs and maintain a balanced budget in the short term. However, as business conditions improve and our operations expand, we will reassess our needs and may purchase necessary furniture, equipment, computers, and professional software to support our digital-transformation consulting and implementation of third-party software services.

3. Website Development

We shall use our official website, which will be one of our primary tools for promoting our services.

4. Marketing and advertising

We intend to use our official website and our social media accounts as described above to attract clients for our digital-transformation consulting and implementation of third-party software services. We believe that the better we position our Company, the more clients we will attract. By utilizing these digital platforms, we expect to be able to reach a wide audience, share insights, and offer tailored solutions to support our digital transformation consulting business, and to maintain an interactive presence in the business community.

5. 12-Month Plan & Working Capital Priorities

The Company was incorporated on May 21, 2026. Through the date of this Offering Circular we have had no revenue. Activities have consisted of formation, this Offering, arrangement of an office address, and preliminary planning of vendor and contractor relationships. Cash on hand is limited. We expect to fund near-term operations from this Offering and, if needed, from the Related Party Loan described in Item 6.

If this Offering is qualified and we receive proceeds, we intend, during the following twelve months, to: (i) complete a basic Company website and sales materials; (ii) identify one or more third-party software vendors and implementation contractors and negotiate working terms, including assignment of work product and control of source-code repositories and administrative accounts in the Company's name; (iii) solicit pilot consulting or implementation engagements from retail, manufacturing, logistics, or professional-service customers; (iv) consider forming a wholly owned foreign subsidiary only if management determines that such a subsidiary is necessary to support customer operations or business development, with unused amounts remaining in U.S. operations; and (v) consider hiring one or more project or technical personnel only if contractor delivery and customer volume make an internal hire economical.

We may not complete some or any of these steps. We have no customer contracts and no proprietary platform. We do not present multi-year revenue or margin forecasts as targets we expect to meet. Any figures that appeared in earlier drafts of this circular as illustrative software-product projections are withdrawn and should not be relied on.

Results of operations to date: we have incurred organization and offering-related costs and a modest net loss. Liquidity depends on completing this Offering and on the Related Party Loan of up to $80,000 from Ru Pan Investment Holding Co., Ltd. if Offering proceeds are insufficient. Going-concern uncertainty is substantial.

Results of Operations

From the Company's incorporation date (May 21, 2026) to August 31, 2026, the Company did not generate any revenue. Our net loss from incorporation to August 31, 2026 was $(4,670).

The Company has conducted only limited operations to date and expects to commence material operations after the completion of this Offering, in whole or in part.

Liquidity and Capital Resources

As of August 31, 2026, the Company had $1,000 in cash, total assets of $1,000, total liabilities of $4,670 (consisting of the Related Party Loan from Ru Pan Investment Holding Co., Ltd.) and a stockholders' deficit of $(3,670), and had incurred a net loss of $(4,670) for the period from May 21, 2026 (inception) to August 31, 2026. The Company has not generated any revenue since inception and will require additional capital to fund its planned operations. The Company anticipates that its sources of liquidity will be the net proceeds of this Offering and, to the extent Offering proceeds are insufficient, the Related Party Loan described under "Going Concern" below.

The Company does not believe its current cash balance will be sufficient to allow the Company to complete this Offering and fund its planned operating activities for the next twelve months. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital. Management intends to fund future operations through additional private or public equity offerings and may seek additional capital through arrangements with strategic partners from other sources. There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all. Any equity financing may be dilutive to existing shareholders.

In order to move forward with our business development plan, set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing, in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. Other than the Related Party Loan arrangement described below, we currently have no firm arrangements for additional financing, and we may not be able to obtain financing when required, in the amounts necessary to execute our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of August 31, 2026, and as of the date of this Offering Circular, there were no off-balance sheet arrangements.

Going Concern

The Company has experienced a net loss and had an accumulated deficit of $(4,670) as of August 31, 2026. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing.

The Company currently estimates that approximately $60,000 will be required to complete the Offering and fund its planned operations over the next 12 months. This estimate includes offering and regulatory compliance expenses, independent contractors and service providers, technology and software-related expenses, and general working capital. Actual expenditures may vary depending on the timing of the Offering and the Company's operating requirements. To the extent Offering proceeds are insufficient, the Company may draw on the Related Party Loan, under which the Company's shareholder, Ru Pan Investment Holding Co., Ltd., has agreed in writing to provide loans of up to $80,000 to support the Company's offering expenses and planned operations, subject to the terms of the applicable agreement. As of August 31, 2026, $4,670 was outstanding under the Related Party Loan.

Critical Accounting Policies

We have identified the policies outlined in Notes in the attached audited financial statements as of August 31, 2026 and for the period from May 21, 2026 (inception) to August 31, 2026, as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Legal Proceedings

We have never filed for bankruptcy and are not in receivership. We are not a party to any legal proceeding material to our business or financial condition, and we do not know of any such proceeding contemplated against us. Other than the possible formation of a foreign subsidiary described above, we do not anticipate a material merger, consolidation, or purchase or sale of significant assets outside the ordinary course in the next 12 months.

Part II, Item 10. Directors, Executive Officers, and Significant Employees

As of the date of this Offering Circular, the Company has no employees. The sole officer and director of the Company as of the date of this Offering Circular is as follows:

Name	Position	Age	Date of Appointment	Hours per month
Albert Bielstein	Director, CEO, CFO	60	May 21, 2026	200

Albert Bielstein: Director, Chief Executive Officer, Chief Financial Officer

Mr. Albert Bielstein, age 60, has served as the Company's Chief Executive Officer, Chief Financial Officer and sole director since May 21, 2026. The board is not independent. His responsibilities include contacting prospective customers, supervising independent contractors, administering the Offering and overseeing the Company's ongoing Regulation A reporting obligations.

During the past five years, Mr. Albert Bielstein has served as [Position] at [Company Name] from [Month/Year] to [Month/Year], where his responsibilities included [Brief Description of Responsibilities]. From [Month/Year] to [Month/Year], he served as [Position] at [Company Name], where he was responsible for [Brief Description of Responsibilities]. Since May 21, 2026, Mr. Bielstein has served as the Company's Chief Executive Officer, Chief Financial Officer and sole director.

Mr. Bielstein has no relation to or connection with Ru Pan Investment Holding Co., Ltd., which owns 100% of the Company.

Part II, Item 11. Compensation of Directors and Executive Officers

As of the date of this Offering Circular, the Company has one director who also serves as its Chief Executive Officer and Chief Financial Officer. The Company is in its early development stage and has not generated any revenue. Mr. Bielstein has not received compensation for his services to the Company since inception. The Company has not entered into an employment agreement with Mr. Bielstein as of the date of this Offering Circular.

Summary Compensation Table

Name & Principal Position	Fiscal Year Ending Aug 31, 2026	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Albert Bielstein (Director, CEO and CFO)	2026	-	-	-	-	-	-	-	0

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. Our director Albert Bielstein is not "independent" as that term is defined under the listing standards of the national securities exchanges. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our director any compensation for his services as board member, with the exception of reimbursing board-related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by California law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person's services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which have been filed as an exhibit to the Offering Statement of which this Offering Circular forms a part.

Part II, Item 12. Security Ownership of Management and Certain Securityholders

The following table sets forth information regarding beneficial ownership of our Common Stock as of August 31, 2026. None of our Officers or Directors are selling stock in this Offering. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Common Stock.

Percentage of beneficial ownership after the Offering assumes the Maximum Offering Amount is fully sold.

Name and Position	Class	Shares Beneficially Owned Prior to Offering	Shares Beneficially Owned After Offering
		Number	Percent	Number	Percent
Ru Pan Investment Holding Co., Ltd.	Common	10,000,000	100%	10,000,000	79.37%

Ru Pan Investment Holding Co., Ltd., a company incorporated under the laws of [Verified Jurisdiction], beneficially owns 10,000,000 shares of Common Stock, representing 100% of the Company's issued and outstanding Common Stock as of the date of this Offering Circular. [Verified Name(s) and Capacity] exercise(s) voting and investment power over the shares held by Ru Pan Investment Holding Co., Ltd. Based on information provided to the Company and its review of the relevant ownership and control arrangements, [Insert Verified Description of Any Ownership, Control or Affiliation Between Albert Bielstein and Ru Pan Investment Holding Co., Ltd.].

Upon the sale of all 2,600,000 Shares offered hereby, Ru Pan Investment Holding Co., Ltd. will beneficially own approximately 79.37% of the Company's outstanding Common Stock and will therefore continue to have the ability to exercise substantial control over matters submitted to stockholders for approval, subject to applicable law.

Part II, Item 13. Interest of Management and Others in Certain Transactions

At formation the Company issued 10,000,000 shares to Ru Pan Investment Holding Co., Ltd. for $1,000. Ru Pan Investment Holding Co., Ltd. has agreed in writing to provide the Laguna Beach office address rent-free for 18 months. Ru Pan Investment Holding Co., Ltd. has also agreed in writing to provide loans of up to $80,000 to support the Company's offering expenses and planned operations, subject to the terms of the applicable agreement (the Related Party Loan). As of August 31, 2026, $4,670 was outstanding under the Related Party Loan. Except as described above, the Company is not aware of any additional transactions involving related persons that are required to be disclosed under Item 13 of Form 1-A.

Part II, Item 14. Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

The holders of our Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders are entitled to vote; provided that, in any election of directors, shareholders may cumulate their votes to the extent, and subject to the notice requirements, provided in Section 708 of the California Corporations Code. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of the Company's securities.

Authorized Capital

The Company is authorized to issue 1,000,000,000 shares of Common Stock, par value $0.0001.

Capitalization Security	Par Value	Authorized	Outstanding	Voting Rights
Common Stock	0.0001	1,000,000,000	10,000,000	1:1

Preferred Stock

We do not have an authorized class of preferred stock.

General

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company, subject to the cumulative voting rights in the election of directors described above under "Common Stock". The Shares of Common Stock, when issued, will be fully paid and non-assessable. Holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Articles of Incorporation and Bylaws. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000.00, representing 10,000 Shares at the Offering Price of $0.10 per Share (the "Minimum Subscription").

A subscription for $1,000.00 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price. Subscription payments may be made by check, wire transfer or ACH in accordance with the instructions provided by the Company. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company will not accept any subscription for Shares in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

Holders of Common Stock do not have any preferential liquidation rights. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the Company's remaining assets available for distribution to stockholders after payment of liabilities and any rights of senior securities, if any. There are no preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against prospective holders of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has not engaged anyone to serve as the transfer agent and registrar for the Shares. The Company expects to appoint a qualified transfer agent before seeking quotation of its Common Stock on the OTCQB market. For additional information regarding the Shares, please review the Company's Bylaws, which have been filed as an exhibit to the Offering Statement of which this Offering Circular forms a part.

The Subscription Agreement provides that it will be governed by the laws of the State of California, subject to applicable federal securities laws. It also contains a forum selection provision designating state and federal courts located in California for certain disputes arising under the Subscription Agreement. These provisions are subject to applicable law and are not intended to waive compliance with, or limit any non-waivable rights or remedies under, the federal securities laws.

Selling Shareholders

There are no selling shareholders in this Offering.

Disqualifying Events Disclosure

Rule 262 of Regulation A prohibits an issuer from relying on the exemption from registration provided by Regulation A if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the Offering, general partner or managing member of the issuer, any beneficial owner of 20% or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power, any promoter connected with the issuer in any capacity at the time of filing, any offer after qualification, or such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner or managing member of any such solicitor, or any director, executive officer or other officer participating in the Offering of any such solicitor or general partner or managing member of such solicitor, has been subject to certain "Disqualifying Events" described in Rule 262(a) of Regulation A, subject to certain limited exceptions. Disqualifying Events that occurred before June 19, 2015 do not, under Rule 262, disqualify the issuer from relying on Regulation A, but the issuer is required to furnish to each purchaser, a reasonable time prior to sale, a written description of any such matters. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), including individual retirement accounts, and entities whose underlying assets are deemed to include the assets of any such plan (collectively, "Plans") should consider the fiduciary standards of ERISA and the prohibited transaction rules of ERISA and Section 4975 of the Code in determining whether an investment in the Shares is appropriate. In particular, a fiduciary should consider whether the investment satisfies the prudence and diversification requirements of ERISA, is consistent with the documents governing the Plan, and would not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Under the U.S. Department of Labor regulation at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the "Plan Asset Regulation"), the assets of an entity in which a Plan acquires an equity interest may be treated as assets of the Plan unless an exception applies, including where the entity is an "operating company" or where equity participation in the entity by "benefit plan investors" is not "significant." The Company believes that it should be treated as an operating company for purposes of the Plan Asset Regulation, but no assurance can be given in this regard. Each fiduciary of a Plan considering an investment in the Shares should consult its own legal advisors regarding the application of ERISA and the Code to such investment, and the Company reserves the right to reject any subscription from a Plan in its discretion.

Investor Eligibility Standards

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D under the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor will be required to complete and execute a Subscription Agreement containing representations regarding the investor's identity, investment eligibility, compliance with applicable investment limitations, and acknowledgment of the risks associated with an investment in the Shares. The Company reserves the right to request additional information reasonably necessary to determine compliance with Regulation A and applicable law.

Part II, Item 15. Miscellaneous: Dividend Policy, Shares Eligible for Future Sale, Legal Matters, Experts, Where You Can Find More Information

Dividend Policy

Since our inception, we have not paid any dividends on our Common Stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

Shares Eligible For Future Sale

Prior to this Offering, there has been no public market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to the legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

The Shares sold in this Offering will not be "restricted securities" within the meaning of Rule 144 under the Securities Act and, except for Shares held by our affiliates, will be freely tradable, subject to the existence of a public market. The 10,000,000 shares of Common Stock held by Ru Pan Investment Holding Co., Ltd. were issued in a transaction not registered under the Securities Act and are restricted securities. Because Ru Pan Investment Holding Co., Ltd. is also a controlling shareholder, resales of these shares are subject to applicable restrictions on resales by affiliates. Such shares may be resold only pursuant to an effective registration statement or an available exemption from registration, subject to all applicable requirements, including the requirements of Rule 144 where relied upon.

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our Common Stock for at least six months, if we have been subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for at least 90 days before the sale and current public information about us is available, or for at least one year, if we are not subject to those reporting requirements, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A Tier 2 Regulation A issuer that files ongoing reports pursuant to Rule 257 of Regulation A is not, solely by reason of those reports, subject to the reporting requirements of the Exchange Act. The Company does not currently expect to become subject to the reporting requirements of the Exchange Act upon qualification of this Offering and, accordingly, unless and until the Company becomes subject to those requirements, the one-year holding period would apply. A person who is an affiliate of ours at the time of sale, or at any time during the 90 days preceding the sale, would be subject to additional restrictions, including that such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

- 1% of the number of shares of our Common Stock then outstanding; or

- the average weekly trading volume of our Common Stock reported on a national securities exchange or through an automated quotation system of a registered securities association during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

Sales by affiliates under Rule 144 are also subject to the current public information, manner of sale, notice and other requirements of Rule 144, to the extent applicable. In addition, Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, "shell companies" as defined in Rule 144(i), except under the conditions set forth in Rule 144(i)(2).

Legal Matters

Certain legal matters with respect to the Shares of Common Stock offered hereby will be passed upon by Bandi & Associates PLLC, counsel to the Company, located at 1330 Avenue of the Americas, Ste 2300, New York, New York 10019, U.S.A. Tel: +1 347 759 4143; Email: di.ban@bandilaw.com.

Experts

The financial statements of the Company as of August 31, 2026 and for the period from May 21, 2026 (inception) to August 31, 2026 included in this Offering Circular have been audited by Zhang Jun Xia, independent auditor, as set forth in the report thereon appearing elsewhere in this Offering Circular.

Where You Can Find More Information

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon qualification of the Offering Statement of which this Offering Circular forms a part, we will be subject to the ongoing reporting requirements of Rule 257(b) of Regulation A applicable to Tier 2 issuers. Under Rule 257(b), we will be required to file with the SEC annual reports on Form 1-K, semiannual reports on Form 1-SA, current reports on Form 1-U and, when applicable, special financial reports and an exit report on Form 1-Z. We will not be required to file reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless we register a class of our securities under Section 12 of the Exchange Act or otherwise become subject to Section 15(d) of the Exchange Act. The SEC maintains an Internet website at www.sec.gov that contains offering statements, reports and other information regarding issuers that file electronically with the SEC, including us. The Offering Statement, including this Offering Circular and the exhibits thereto, and the reports we file under Regulation A may be accessed free of charge through the SEC's EDGAR system at www.sec.gov.

Part II, F/S. Financial Statements (Audited)

Independent Auditor's Report

To the Board of Directors and Stockholders of Nexchip Inc.

Report on the Financial Statements

I have audited the accompanying balance sheet of Nexchip Inc. (the "Company") as of August 31, 2026 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from May 21, 2026 (date of inception) to August 31, 2026 and the related notes to the financial statements. In my opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2026 and the results of its operations and its cash flows for the period from May 21, 2026 to August 31, 2026 in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operations, has not yet generated revenue, and has an accumulated deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

I conducted my audit in accordance with auditing standards generally accepted in the United States of America (GAAS). My responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of my report. I am required to be independent of the Company and to meet my other ethical responsibilities, in accordance with the relevant ethical requirements relating to my audit. I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date the financial statements are issued.

Auditor's Responsibilities for the Audit of the Financial Statements

My objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes my opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, I:

  Exercise professional judgment and maintain professional skepticism through the audit.
  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
  Conclude whether, in my judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for within one year after the date of the financial statements are issued.

I am required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that I identified during the audit.

I have served as the Company's auditor since May 21, 2026.

Signature: /s/ Zhang Jun Xia

Name: Zhang Jun Xia

Hong Kong

September 4, 2026

Nexchip Inc.

Financial Statements (Audited)

Nexchip Inc. Balance Sheet August 31, 2026 (all Amounts in USD)
Assets
Current Assets
Cash and Cash Equivalents	1,000
Accounts Receivable	0
Total Current Assets	1,000
Total Assets	1,000
Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Related Party Loan	4,670
Total Current Liabilities	4,670
Total Liabilities	4,670
Stockholder's Equity
Common stock, par value $0.0001; 1,000,000,000 shares authorized, 10,000,000 shares issued and outstanding, all issued shares are common shares.	1,000
Retained (deficit)	-4,670
Total Stockholder's Equity	-3,670
Total Liabilities and Stockholder's Equity	1,000

The accompanying notes are an integral part of these audited financial statements.

Nexchip Inc. Statement of Operations (all Amounts in USD)
From May 21, 2026 (Inception) to August 31, 2026
REVENUES	0
Cost of Goods Sold	0
Gross Profit	0
Operating Expenses
General And Administrative Expenses	4,670
Total Operating Expenses	4,670
Net Income (Loss) From Operations	-4,670
Provision For Income Taxes	-
Net Income (Loss)	-4,670
Net Loss Per Share: Basic And Diluted	(0.000467)
Weighted Average Number Of Shares Outstanding: Basic And Diluted	10,000,000

The accompanying notes are an integral part of these audited financial statements.

Nexchip Inc.

Audited Statements of Changes in Stockholders' Equity

(From May 21, 2026 (Inception)

to August 31, 2026)

(Amounts in USD)

	Common Stock	Additional Paid-in Capital	Retained Deficit	Total Stockholders' Equity
	Shares	Amount
Inception, May 21, 2026	-	$	$	$	$
Shares issued for cash at $0.0001 per share on May 21, 2026	10,000,000	1,000	-	-	1,000
Net loss for the period ended August 31, 2026	-	-	-	-4,670	-4,670
Balance, August 31, 2026	10,000,000	1,000	-	-4,670	-3,670

The accompanying notes are an integral part of these audited financial statements.

Nexchip Inc.

Statement of Cash Flows (Amounts in USD)

From May 21, 2026 (Inception) To August 31, 2026
Cash Flows From Operating Activities
Net Loss For The Period	-4,670
Adjustments To Reconcile Net Loss To Net Cash (Used In) Operating Activities	-
Cash Flows Used In Operating Activities	-4,670
Cash Flows From Investing Activities	-
Purchase Of Fixed Assets	-
Cash Flows Used In Investing Activities	-
Cash Flows From Financing Activities
Proceeds From Sale of Common Stock	1,000
Related Party Loan	4,670
Net Cash Provided By Financing Activities	5,670
Net Increase In Cash	1,000
Cash, Beginning of Period	-
Cash, End of Period	1,000
Supplemental Cash Flow Information:
Interest paid	0
Income taxes paid	0

The accompanying notes are an integral part of these audited financial statements.

Nexchip Inc.

Notes to the Audited Financial Statements

Dated August 31, 2026

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Nexchip Inc. ("the Company"), was incorporated in the State of California on May 21, 2026. The Company has minimal operations currently. The Company's principal business is to provide two related lines of service: (1) digital-transformation consulting focused on operations, collaboration, and delivery workflows; and (2) selection, configuration, implementation, and integration of third-party software used to manage inventory, orders, logistics, internal collaboration, or client-delivery work.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern for a period of one year from the issuance of these financial statements. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Fair Value of Financial Instruments

ASC Topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's Related Party Loan approximate their fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company has not generated revenue since inception. Revenue, when generated, will be recognized in accordance with ASC Topic 606, Revenue from Contracts with Customers. There can be no assurance that we will generate material revenue in the foreseeable future.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 "Earnings per Share". Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from May 21, 2026 (inception) to August 31, 2026 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. For the period from May 21, 2026 (inception) to August 31, 2026 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 - RELATED PARTY LOAN

As of August 31, 2026, the Company had a Related Party Loan of $4,670 outstanding from its shareholder, Ru Pan Investment Holding Co., Ltd.

NOTE 5 - COMMON STOCK

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.0001 per share.

On May 21, 2026, the Company issued 10,000,000 shares of common stock to Ru Pan Investment Holding Co., Ltd. for cash proceeds of $1,000 at a par value of $0.0001 per share.

There were 10,000,000 shares of common stock issued and outstanding as of August 31, 2026 and as of the date of this Offering Circular.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Our shareholder, Ru Pan Investment Holding Co., Ltd. has agreed to provide the principal office located at 1968 SOUTH COAST HIGHWAY, #2854, LAGUNA BEACH, CA 92651 to the Company for our office use free of charge for a period of 18 months. Ru Pan Investment Holding Co., Ltd. has agreed in writing to loan the Company funds for an amount not exceeding $80,000.00 to: (i) complete this offering, and (ii) proceed with our operations within the next 12 months, if offering proceeds are less than registration costs and to support the development and operation within the next 12 months.

NOTE 7 - INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10- 65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of August 31, 2026, the Company had net operating loss carry forwards of approximately $(4,670) that may be available to reduce future years' taxable income in varying amounts. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at August 31, 2026 was approximately $4,670. The net change in valuation allowance during the year ended August 31, 2026 was $4,670. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of August 31, 2026. All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From May 21, 2026 (inception) to August 31, 2026
Non-current deferred tax assets:
Net operating loss $ carry forward	(4,670)
Valuation allowance $	4,670
Net deferred tax assets $	-

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to August 31, 2026 to the date of the filing, October 23, 2026, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Part III - Exhibits

Part III, Item 16 - 17. Index to Exhibits & Description of Exhibits

Exhibit No.	Description	Herewith	Filing Type	Date
1A-2A	Articles of Incorporation	Previously Filed	Form 1-A	[-]
1A-2B	Bylaws	Previously Filed	Form 1-A	[-]
1A-4	Subscription Agreement	Filed Herewith	Form 1-A/A	[-]
1A-6.1	Shareholder Loan/Financing Commitment between Nexchip Inc. and Ru Pan Investment Holding Co., Ltd., dated [-]	Filed Herewith	Form 1-A/A	[-]
1A-6.2	Office Use Agreement between Nexchip Inc. and Ru Pan Investment Holding Co., Ltd., dated [-]	Filed Herewith	Form 1-A/A	[-]
1A-11	Consent of Zhang Jun Xia, Independent Auditor	Filed Herewith	Form 1-A/A	[-]
1A-12	Opinion of Bandi & Associates PLLC regarding the legality of the securities being offered	Filed Herewith	Form 1-A/A	[-]

Signatures

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in California on October 31, 2026.

Nexchip Inc.

_______________________

By: Albert Bielstein

Director,

CEO, CFO

Dated: October 31, 2026

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

_______________________

By: Albert Bielstein

Director,

CEO, CFO

Dated: October 31, 2026

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

_______________________

By: Albert Bielstein

Director,

CEO, CFO

Dated: October 31, 2026